Exhibit 99.1

Investor Relations Contact:
James Redfern
(650) 463-6288
James.Redfern@Workday.com

Media Contact:
Eric Glass
(415) 432-3056
Eric.Glass@Workday.com

Workday Announces Fiscal 2017 Second Quarter Financial Results

Total Revenues of $377.7 Million, Up 34% Year Over Year

Subscription Revenues of $306.2 Million, Up 37% Year Over Year

PLEASANTON, CA - (August 24, 2016) - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal second quarter ended July 31, 2016.

•	Total revenues were $377.7 million, an increase of 34% from the second quarter of fiscal 2016. Subscription revenues were $306.2 million, an increase of 37% from the same period last year.

•
Operating loss was $86.9 million, or negative 23.0% of revenues, compared to an operating loss of $67.6 million, or negative 23.9% of revenues, in the same period last year. Non-GAAP operating profit for the second quarter was $5.9 million, or 1.6% of revenues, compared to a non-GAAP operating loss of $0.7 million, or negative 0.3% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.55, compared to a net loss per basic and diluted share of $0.37 in the second quarter of fiscal 2016. Non-GAAP net loss per basic and diluted share was $0.04, compared to a non-GAAP net income per basic and diluted share of $0.02 for the same period last year. [1]

•
Operating cash flows for the second quarter were $6.3 million and free cash flows were negative $20.3 million. For the trailing twelve months, operating cash flows were $319.0 million and free cash flows were $178.1 million. [2]

•	Cash, cash equivalents and marketable securities were approximately $2.1 billion as of July 31, 2016. Unearned revenues were $979.1 million, a 43.3% increase from the same period last year.

“We delivered record second quarter results with solid customer momentum and strong competitive win rates,” said Aneel Bhusri, co-founder and CEO, Workday. “The results were well balanced across our key initiatives as we saw consistent strength across product lines, industries, and geographies and we are proud to welcome our new largest customer based in the APJ region.”

"We are very pleased with our strong second quarter results," said Robynne Sisco, chief financial officer, Workday. "We again generated record quarterly revenues and strong trailing twelve month operating cash flows. Looking ahead, we anticipate third quarter subscription revenues to be within a range of $331 to $333 million and third quarter total revenues to be $398 to $400 million."

Recent Highlights

•	Workday had the second strongest quarter for new Workday Financial Management customers in company history, and the strongest quarter for new Workday Financial Management customers in EMEA.

•
Workday continued to see strong global adoption of Workday Human Capital Management, including an expanded partnership with IBM to support its entire global workforce; Kering and Repsol based in the EMEA region; and Samsung, Qantas, and Air New Zealand based in the APJ region.

•	Workday achieved the highest and furthest position in the leaders quadrant of the first-ever Gartner Magic Quadrant for Cloud Human Capital Management Suites for Midmarket and Large Enterprises.(a)

•	Workday acquired Platfora, a leading provider of operational analytics and data discovery tools that enable companies to visually interact with and analyze petabyte-scale data in seconds.

Workday plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company's Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

(a) Gartner "Magic Quadrant for Cloud HCM Suites for Midmarket and Large Enterprises," by Ron Hanscome, Chris Pang, Jeff Freyermuth, Helen Poitevin, Melanie Lougee, Sam Grinter, 16 June 2016.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. More than 1,000 organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's third quarter revenue projections. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2016 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2016. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2016	January 31, 2016
Assets
Current assets:
Cash and cash equivalents	$405,529	$300,087
Marketable securities	1,662,381	1,669,372
Accounts receivable, net	248,658	293,407
Deferred costs	22,664	21,817
Prepaid expenses and other current assets	90,858	77,625
Total current assets	2,430,090	2,362,308
Property and equipment, net	255,118	214,158
Deferred costs, noncurrent	32,488	30,074
Goodwill and acquisition-related intangible assets, net	68,623	65,816
Other assets	43,485	57,738
Total assets	$2,829,804	$2,730,094
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,135	$19,605
Accrued expenses and other current liabilities	58,880	43,122
Accrued compensation	76,693	91,211
Unearned revenue	854,845	768,741
Total current liabilities	1,007,553	922,679
Convertible senior notes, net	520,765	507,476
Unearned revenue, noncurrent	124,269	130,988
Other liabilities	36,371	32,794
Total liabilities	1,688,958	1,593,937
Stockholders’ equity:
Common stock	198	193
Additional paid-in capital	2,444,172	2,247,454
Accumulated other comprehensive income (loss)	(2,588)	799
Accumulated deficit	(1,300,936)	(1,112,289)
Total stockholders’ equity	1,140,846	1,136,157
Total liabilities and stockholders’ equity	$2,829,804	$2,730,094

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$306,228	$223,742	$586,231	$424,735
Professional services	71,495	58,954	136,922	108,918
Total revenues	377,723	282,696	723,153	533,653
Costs and expenses(1):
Costs of subscription services	51,379	35,287	100,579	67,069
Costs of professional services	66,473	56,792	125,900	102,924
Product development	161,886	115,345	303,664	214,680
Sales and marketing	139,177	106,430	266,668	201,325
General and administrative	45,705	36,482	86,888	68,699
Total costs and expenses	464,620	350,336	883,699	654,697
Operating loss	(86,897)	(67,640)	(160,546)	(121,044)
Other expense, net	(21,193)	(3,779)	(27,031)	(11,015)
Loss before provision for (benefit from) income taxes	(108,090)	(71,419)	(187,577)	(132,059)
Provision for (benefit from) income taxes	(65)	(1,998)	1,070	(1,080)
Net loss	$(108,025)	$(69,421)	$(188,647)	$(130,979)
Net loss per share, basic and diluted	$(0.55)	$(0.37)	$(0.96)	$(0.70)
Weighted-average shares used to compute net loss per share, basic and diluted	197,223	189,360	195,887	188,382

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$4,968	$3,173	$9,365	$5,221
Costs of professional services	5,969	5,144	11,262	8,598
Product development	38,314	28,632	71,282	49,443
Sales and marketing	20,844	13,222	39,846	21,587
General and administrative	18,127	14,593	34,702	27,189

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(108,025)	$(69,421)	$(188,647)	$(130,979)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,662	19,888	52,786	38,457
Share-based compensation expenses	88,222	64,764	166,457	112,038
Amortization of deferred costs	6,140	7,735	12,013	12,360
Amortization of debt discount and issuance costs	6,690	6,336	13,289	12,586
Gain on sale of cost method investment	(65)	(3,220)	(65)	(3,220)
Impairment of cost method investment	15,000	—	15,000	—
Other	1,918	(2,119)	1,600	(1,382)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(55,992)	(27,570)	45,055	32,147
Deferred costs	(10,486)	(7,082)	(15,274)	(10,583)
Prepaid expenses and other assets	(11,902)	(7,806)	(12,678)	(15,476)
Accounts payable	1,542	1,428	(180)	4,180
Accrued expense and other liabilities	(6,517)	2,590	(972)	6,915
Unearned revenue	53,071	29,665	79,340	50,344
Net cash provided by (used in) operating activities	6,258	15,188	167,724	107,387
Cash flows from investing activities
Purchases of marketable securities	(557,180)	(476,470)	(1,191,136)	(862,045)
Maturities of marketable securities	539,315	429,186	1,164,903	710,593
Sales of available-for-sale securities	28,652	19,524	28,852	29,524
Business combinations, net of cash acquired	(3,670)	(7,961)	(3,670)	(7,961)
Owned real estate projects	(6,788)	—	(25,774)	—
Capital expenditures, excluding owned real estate projects	(26,539)	(25,469)	(61,017)	(53,789)
Purchases of cost method investments	(200)	(15,750)	(300)	(15,750)
Sale of cost method investment	315	3,538	315	3,538
Change in restricted cash	(4,000)	—	(4,000)	—
Other	(684)	—	(296)	—
Net cash provided by (used in) investing activities	(30,779)	(73,402)	(92,123)	(195,890)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	25,395	19,172	28,776	22,736
Principal payments on capital lease obligations	—	(1,016)	—	(2,464)
Other	195	362	571	779
Net cash provided by (used in) financing activities	25,590	18,518	29,347	21,051
Effect of exchange rate changes	(144)	(210)	494	(162)
Net increase (decrease) in cash and cash equivalents	925	(39,906)	105,442	(67,614)
Cash and cash equivalents at the beginning of period	404,604	270,484	300,087	298,192
Cash and cash equivalents at the end of period	$405,529	$230,578	$405,529	$230,578
Supplemental cash flow data
Cash paid for interest	$3,241	$3,211	$3,245	$3,244
Cash paid for taxes	3,566	418	4,147	1,034
Non-cash investing and financing activities:
Vesting of early exercise stock options	$460	$472	$920	$944
Property and equipment, accrued but not paid	11,426	18,642	11,426	18,642
Non-cash additions to property and equipment	394	323	915	2,183

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2016
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$51,379	$(4,968)	$(133)	$—	$46,278
Costs of professional services	66,473	(5,969)	(226)	—	60,278
Product development	161,886	(38,314)	(2,566)	—	121,006
Sales and marketing	139,177	(20,844)	(707)	—	117,626
General and administrative	45,705	(18,127)	(924)	—	26,654
Operating income (loss)	(86,897)	88,222	4,556	—	5,881
Operating margin	(23.0)%	23.4%	1.2%	—%	1.6%
Other income (expense), net	(21,193)	—	—	6,690	(14,503)
Income (loss) before provision for (benefit from) income taxes	(108,090)	88,222	4,556	6,690	(8,622)
Provision for (benefit from) income taxes	(65)	—	—	—	(65)
Net income (loss)	$(108,025)	$88,222	$4,556	$6,690	$(8,557)
Net income (loss) per share (1)	$(0.55)	$0.45	$0.02	$0.04	$(0.04)

(1)	Calculated based upon 197,223 basic and diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $3.2 million, and amortization of acquisition-related intangible assets of $1.4 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2015
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$35,287	$(3,173)	$(76)	$—	$32,038
Costs of professional services	56,792	(5,144)	(170)	—	51,478
Product development	115,345	(28,632)	(1,068)	—	85,645
Sales and marketing	106,430	(13,222)	(327)	—	92,881
General and administrative	36,482	(14,593)	(516)	—	21,373
Operating income (loss)	(67,640)	64,764	2,157	—	(719)
Operating margin	(23.9)%	22.9%	0.7%	—%	(0.3)%
Other income (expense), net	(3,779)	—	—	6,336	2,557
Income (loss) before provision for (benefit from) income taxes	(71,419)	64,764	2,157	6,336	1,838
Provision for (benefit from) income taxes	(1,998)	—	—	—	(1,998)
Net income (loss)	$(69,421)	$64,764	$2,157	$6,336	$3,836
Net income (loss) per share (1)	$(0.37)	$0.34	$0.01	$0.04	$0.02

(1)
GAAP net loss per share calculated based upon 189,360 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 202,450 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $1.8 million, and amortization of acquisition-related intangible assets of $0.4 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2016
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$100,579	$(9,365)	$(452)	$—	$90,762
Costs of professional services	125,900	(11,262)	(716)	—	113,922
Product development	303,664	(71,282)	(6,360)	—	226,022
Sales and marketing	266,668	(39,846)	(1,797)	—	225,025
General and administrative	86,888	(34,702)	(1,736)	—	50,450
Operating income (loss)	(160,546)	166,457	11,061	—	16,972
Operating margin	(22.2)%	23.0%	1.5%	—%	2.3%
Other income (expense), net	(27,031)	—	—	13,289	(13,742)
Income (loss) before provision for (benefit from) income taxes	(187,577)	166,457	11,061	13,289	3,230
Provision for (benefit from) income taxes	1,070	—	—	—	1,070
Net income (loss)	$(188,647)	$166,457	$11,061	$13,289	$2,160
Net income (loss) per share (1)	$(0.96)	$0.85	$0.06	$0.06	$0.01

(1)
GAAP net loss per share calculated based upon 195,887 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 206,531 diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $8.3 million, and amortization of acquisition-related intangible assets of $2.7 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2015
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses(2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$67,069	$(5,221)	$(262)	$—	$61,586
Costs of professional services	102,924	(8,598)	(524)	—	93,802
Product development	214,680	(49,443)	(3,381)	—	161,856
Sales and marketing	201,325	(21,587)	(958)	—	178,780
General and administrative	68,699	(27,189)	(1,103)	—	40,407
Operating income (loss)	(121,044)	112,038	6,228	—	(2,778)
Operating margin	(22.7)%	21.0%	1.2%	—%	(0.5)%
Other income (expense), net	(11,015)	—	—	12,586	1,571
Income (loss) before provision for (benefit from) income taxes	(132,059)	112,038	6,228	12,586	(1,207)
Provision for (benefit from) income taxes	(1,080)	—	—	—	(1,080)
Net income (loss)	$(130,979)	$112,038	$6,228	$12,586	$(127)
Net income (loss) per share (1)	$(0.70)	$0.59	$0.03	$0.08	$—

(1)	Calculated based upon 188,382 basic and diluted weighted-average shares of common stock.

(2)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $5.5 million, and amortization of acquisition-related intangible assets of $0.7 million recorded as part of product development expenses.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$6,258	$15,188	$167,724	$107,387
Capital expenditures, excluding owned real estate projects	(26,539)	(25,469)	(61,017)	(53,789)
Free cash flows	$(20,281)	$(10,281)	$106,707	$53,598

	Trailing Twelve Months Ended July 31,
	2016	2015
Net cash provided by (used in) operating activities	$318,974	$196,704
Capital expenditures, excluding owned real estate projects	(140,895)	(119,153)
Free cash flows	$178,079	$77,551

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•
Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

•
Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings, and construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent, non-recurring in nature and distinctly separate from our ongoing business operations. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.